Exhibit 99.1

                                               [GRAPHIC OMITTED:   SPX LOGO]



Contact: Jeremy W. Smeltser (Investors)
         704-752-4478
         E-mail:  investor@spx.com

         Tina Betlejewski (Media)
         704-752-4454
         E-mail: spx@spx.com


       SPX CORPORATION ANNOUNCES EXPIRATION OF ITS CASH TENDER OFFERS FOR ITS 6 1/4% SENIOR NOTES DUE 2011 AND 7 1/2% SENIOR NOTES DUE 2013


     CHARLOTTE, NC - March 24, 2005 - SPX Corporation (NYSE: SPW), today announced the expiration of its tender offers for its 7 1/2% Senior Notes due 2013 (the "7 1/2% Senior Notes") and for its 6 1/4% Senior Notes due 2011 (the "6 1/4% Senior Notes") (collectively the "Notes").

     A total of $668.2 million (or its equivalent) in aggregate principal amount of Notes was tendered on or prior to 5:00 p.m., New York City time on March 24, 2005, the expiration date. The table below shows, by series, the Notes included in the tender offer, the principal amount tendered prior to the expiration of the tender offer, the amount tendered as a percentage of the total amount outstanding, and the principal amount remaining outstanding.

                                                                                         Principal
                                     Principal                                            Amount
                                      Amount              Principal                      Remaining
      Title of Security            Outstanding(1)     Amount Tendered    % Tendered     Outstanding

6 1/4%  Senior Notes due 2011       $248,645,000        $227,095,000        91.33%       $21,550,000
7 1/2% Senior Notes due 2013        $472,500,000        $441,100,000        93.36%       $31,400,000

------------------------------------------------------------------------------------------------------


(1) As of the tender offer launch date, February 4, 2005.


     SPX has received the requisite consents to adopt its proposed amendments with respect to each series of Notes subject to the tender offer. As a result, the supplemental indentures containing such amendments have been executed and are operative.

     SPX will pay for the accepted notes on March 24, 2005. SPX will pay the total consideration and accrued and unpaid interest from the last interest payment date to, but not including, the settlement date, for the Notes accepted pursuant to the offer.

     J.P. Morgan Securities Inc. is the Lead Dealer Manager for the offers and Lead Solicitation Agent for the consent solicitations and can be contacted at (212) 834-3424 (collect) or (866) 834-4666 (toll free). Global Bondholder Services Corporation is the Information Agent and can be contacted at (212) 430-3774 (collect) or (866) 387-1500 (toll free).

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

     THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY. IT IS NOT INTENDED AS AN OFFER OR SOLICITATION FOR THE PURCHASE OR SALE OF ANY FINANCIAL INSTRUMENT OR AS AN OFFICIAL CONFIRMATION OF ANY TRANSACTION. ANY COMMENTS OR STATEMENTS MADE HEREIN DO NOT NECESSARILY REFLECT THOSE OF J.P. MORGAN SECURITIES INC., MITSUBISHI SECURITIES (USA), INC., SCOTIA CAPITAL
(USA) INC., GLOBAL BONDHOLDER SERVICES CORPORATION, OR THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES.

     SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

     SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on March 16, 2005.

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